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                                                                  Exhibit 10.1


                              IRON AGE CORPORATION
                         Robinson Plaza Three, Suite 400
                         Pittsburgh, Pennsylvania 15205



                                                         October 24, 2003



Wells Fargo Foothill, Inc.
One Boston Place, Suite 1800
Boston, Massachusetts  02108
Attention:  Vice President

                  Re:   Loan and Security Agreement
                        ---------------------------

Ladies and Gentlemen:

         Reference is made to the Loan and Security Agreement, dated as of September 23, 2002, as amended by the First Amendment to the Loan and Security Agreement and Limited Waiver dated as of May 12, 2003 (the "First Amendment"), the Letter Agreement dated May 29, 2003, the Letter Agreement dated June 26, 2003 (the "June Letter Agreement"), and the Letter Agreement dated as of August 25, 2003 (as so amended and modified, the "Loan Agreement"), each by and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (the "Agent"), and, on the other hand, Iron Age Corporation, a Delaware corporation ("Iron Age"), Falcon Shoe Mfg. Co., a Maine corporation (together with Iron Age, each individually a "Borrower" and collectively, jointly and severally, as "Borrowers"), and Iron Age Holdings Corporation, a Delaware corporation ("Parent"). All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

         Iron Age has (a) notified the Agent of its intention to consummate a restructuring plan (the "Note Restructuring") that would include, among other things, the offering of securities of a newly formed direct Subsidiary of the Parent in exchange for all of the Parent Notes and Iron Age Notes (the "Exchange Offer") and (b) requested that the Agent and the Lenders extend the Waiver Period under the First Amendment, as amended by the June Letter Agreement, to facilitate the consummation of the Note Restructuring.

         In consideration of such request, the parties hereto hereby agree as follows:

                  1. Waiver Period. Subject to the terms and conditions set forth herein, Section 9(b) of the First Amendment, as amended by the June Letter Agreement, is hereby amended by replacing "October 31, 2003" in clause (i) therein with "the later of (x) November 30, 2003 and


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(y) December 5, 2003, provided that the Borrowers have provided to the Agent and the Lenders, on or before November 30, 2003, agreements, in form and substance reasonably satisfactory to the Agent and the Lenders, executed and delivered by
(1) the trustee under the Parent Note Indenture and by the holders of not less than 76% of the total principal amount outstanding of the Parent Notes and (2) the trustee under the Iron Age Note Indenture and by the holders of not less than 76% of the total principal amount outstanding of the Iron Age Notes, in each case, that neither such trustee nor such holders shall accelerate, or give any notice of intent to accelerate, all or any portion of the Indebtedness under the Parent Notes or the Iron Age Notes, as the case may be, or exercise any other rights or remedies that it may have under the Parent Note Indenture or the Iron Age Note Indenture, as the case may be, at law or otherwise, with respect to any default existing or arising under the Parent Note Documents or the Iron Age Note Documents, as the case may be, prior to December 10, 2003"

         2. EVENT OF DEFAULT. IT WILL BE AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IF IRON AGE FAILS TO COMMENCE THE EXCHANGE OFFER ON OR BEFORE OCTOBER 31, 2003.

         3. EXCHANGE OFFER.

                  (a) The Borrowers hereby agree to provide to the Agent and the Lenders on or before November 21, 2003 (the "Tender Deadline") evidence reasonably satisfactory to the Agent and the Lenders that holders of 100% of the Parent Notes and 98% of the Iron Age Notes required to consummate the Note Restructuring have tendered or will tender their notes in connection with the Exchange Offer.

                  (b) In the event that the Borrowers are unable to provide, on or before the Tender Deadline, the evidence required by paragraph 3(a) of this agreement, the Borrowers shall pay to the Agent for the account of the Lenders a fee (the "Tender Fee") in the amount of 0.5% of the sum of: (A) the outstanding Advances plus (B) the aggregate principal amount of the Term Loan A outstanding plus (C) the aggregate principal amount of the Term Loan B outstanding plus (D) the aggregate principal amount of the Term Loan C outstanding (collectively, the "Outstanding Amounts"). The Tender Fee shall be non-refundable, fully earned as of the close of business on the date of the Tender Deadline and payable on the Business Day following the date of the Tender Deadline.

         4. Additional Extensions of Waiver Period; Forbearance Fee. Any additional extensions of the Waiver Period (as such term is amended by paragraph 1 of this agreement) to which the Agent and the Lenders consent (in their sole discretion) will require the Borrowers to pay to the Agent for the account of the Lenders a fee (each an "Additional Extension Fee") in the amount of 3.0% of the Outstanding Amounts. Each such Additional Extension Fee shall be fully earned, non-refundable and due and payable on the date of such extension of the Waiver Period.

         5. Limited Waiver. The Agent and the Lenders hereby waive during the Waiver Period any Event of Default that would arise under Section 8.9 of the Loan Agreement as a result of a breach by (a) the Parent of Section 6.01 of the Parent Note Indenture and (b) Iron Age of Section 6.01 of the Iron Age Note Indenture, in each case, by reason of the failure by such Person to make the interest payment due under such Indenture Document on November 1, 2003


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(the "Additional Limited Waiver"). Upon expiration of the Waiver Period, the
Additional Limited Waiver shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Agent and the Lenders to exercise any and all of their rights and remedies immediately and at any time and from time to time thereafter, including, without limitation, the right to accelerate the Obligations and exercise any other remedies set forth in the Loan Agreement, the other Loan Documents, applicable law and otherwise, in each case, without any notice, passage of time or forbearance of any kind.

         6. Exchange Offer and Note Restructuring. The Borrowers hereby (a) acknowledge that the approval by the Agent and the Lenders of the Exchange Offer and the Note Restructuring shall be subject to their reasonable satisfaction with all definitive legal documentation to be executed and delivered in connection therewith (including, without limitation, all conditions set forth therein) and (b) agree to keep the Agent and the Lenders apprised of the status of the Exchange Offer (including, without limitation, the percentage of the principal amount outstanding of Parent Notes and Iron Age Notes tendered) at all times during the Waiver Period.

         7. REPRESENTATIONS AND WARRANTIES. EACH BORROWER HEREBY REPRESENTS AND WARRANTS TO THE AGENT AND THE LENDERS AS FOLLOWS:

The representations and warranties contained in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date).

No Default or Event of Default (other than the Existing Defaults) has occurred and is continuing on the date hereof, or will result from this letter agreement becoming effective in accordance with its terms.

         8. EFFECTIVENESS. THIS LETTER AGREEMENT SHALL BECOME EFFECTIVE UPON RECEIPT BY THE AGENT OF COUNTERPARTS OF THIS LETTER AGREEMENT FULLY EXECUTED BY EACH OF THE LENDERS, THE BORROWERS AND THE GUARANTORS.

         9. MISCELLANEOUS.

                  (a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, (i) the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (A) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this letter agreement and (B) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this letter agreement, (ii) to the extent that the Loan Agreement or any other Loan Document purports to pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby


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         ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

No Waiver. Except as expressly set forth in Section 5 hereof, this letter agreement is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise.

Letter Agreement as Loan Document. Each Borrower hereby acknowledges and agrees that this letter agreement constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this letter agreement or if any representation or warranty made by any Borrower under or in connection with this letter agreement shall have been untrue, false or misleading in any material respect when made.

Release. For and in consideration of the agreements contained in this letter agreement and other good and valuable consideration, the Borrowers and the Guarantors (collectively, the "Releasors") unconditionally and irrevocably release, waive and forever discharge the Agent, each Agent-Related Person, each Lender and each Lender-Related Person, together with each of their respective successors, assigns, subsidiaries, affiliates, agents and attorneys (collectively, the "Released Parties"), from: (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), which the Releasors or any of them might otherwise have against the Released Parties or any of them, in either case (i) or (ii) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind (x) which existed, arose or occurred at any time from the beginning of the world to the effective date of this letter agreement or (y) which could hereafter arise as a result of the execution of (or the observance of the terms of) this letter agreement, the Loan Agreement or any of the other Loan Documents.

Counterparts. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this letter agreement.

Governing Law. This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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         This letter agreement (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (b) shall be binding upon the parties and their respective successors and assigns, and (c) may not be relied upon or enforced by any other person or entity. If this letter agreement becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This letter agreement may be amended, modified or waived only in a writing signed by the parties hereto.

                                            Very truly yours,

                                            IRON AGE CORPORATION

                                            By:   /s/ Bart R. Huchel
                                                ------------------------------
                                                  Name: Bart R. Huchel
                                                  Title: CFO

                                            FALCON SHOE MFG. CO.

                                            By:   /s/ Bart R. Huchel
                                                ------------------------------
                                                  Name: Bart R. Huchel
                                                  Title: Treasurer

Consented to and agreed
as of the date first above written:

IRON AGE HOLDINGS CORPORATION

By:    /s/ Bart R. Huchel
     -------------------------------
       Name Bart R. Huchel
       Title: CFO

IRON AGE INVESTMENT COMPANY

By:    /s/ Bart R. Huchel
     -------------------------------
       Name: Bart R. Huchel
       Title: President

IA VISION ACQUISITION, CO.

By:    /s/ Bart R. Huchel
     -------------------------------
       Name: Bart R. Huchel
       Title: VP & Treasurer


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Agreed and accepted as of the date first above written:

WELLS FARGO FOOTHILL, INC.,
as Agent and Lender


By:    /s/ Paul G. Chao
     -------------------------------
       Name: Paul G. Chao
       Title: VP

CREDIT SUISSE FIRST BOSTON INTERNATIONAL, as a Lender


By:    /s/ Ethan R. Garber
     -------------------------------
       Name: Ethan R. Garber
       Title: VP

H/Z ACQUISITION PARTNERS, LLC,
as a Lender

By:  Highbridge/Zwirn Capital Management, LLC


By:    /s/ Daniel Zwirn
     -------------------------------
       Name: Daniel Zwirn
       Title: Managing Principal




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